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                                                                    EXHIBIT 99.7

TRIBUNE COMPANY                                         VOTING INSTRUCTION CARD
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 For Special Meeting of Stockholders to be Held June 12, 2000 ("Tribune Special
                                   Meeting")

 The undersigned stockholder of Tribune Company ("Tribune"), a Delaware corporation, hereby acknowledges receipt of notice of the Tribune Special
 Meeting and the related proxy statement/prospectus and hereby instructs The
 Northern Trust Company, as Trustee for the Tribune Company Employee Stock
 Ownership Plan, Vanguard Fiduciary Trust Company, as Trustee for the Tribune
 Company Savings Incentive Plan, and Merrill Lynch, Pierce, Fenner & Smith
 Incorporated, as nominee under the Tribune Company Employee Stock Purchase
 Plan, to vote as indicated herein all of the common shares, without par value, of Tribune, and all of the preferred shares, without par value, of Tribune, held in my respective plan accounts, at the Tribune Special Meeting to be held on Monday, June 12, 2000, at 9:00 a.m., Chicago time, at Tribune Company,
 Campbell Hall, 7th Floor, 435 North Michigan Avenue, Chicago, Illinois 60611, and at any adjournments or postponements thereof, on the matters set forth on the reverse side hereof.

 To vote by telephone or via the Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail it promptly in the enclosed envelope. Tribune's directors recommend a vote FOR proposal 1.

 THIS VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
 SPECIFIED BY THE STOCKHOLDER.  IF NO SPECIFICATIONS ARE MADE, THIS VOTING
 INSTRUCTION CARD WILL BE VOTED "FOR" PROPOSAL 1, AND WITH DISCRETIONARY
 AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE TRIBUNE
 SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.






FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR COMPLETED VOTING INSTRUCTION CARD
                                    BY MAIL


 TRIBUNE

 Dear Benefit Plan Participant:

 You own Tribune stock as a participant in the Employee Stock Ownership Plan, Savings Incentive Plan and/or Employee Stock Purchase Plan. One of the privileges of stock ownership is the right to vote at the Tribune Special
 Meeting.

 You may indicate your vote by completing the perforated voting instruction card that appears directly above and returning it to First Chicago Trust Company, a Division of EquiServe, in the enclosed envelope. Alternatively, you may follow the telephonic or Internet voting procedures set forth on the reverse side hereof. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. Your vote is confidential and will be seen only by First Chicago Trust Company, a Division of EquiServe, as tabulating agent for the plan trustees and administrator.

 Sincerely

 /s/ JOHN W. MADIGAN
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[X]  Please mark your vote as in this example.

This voting instruction card is solicited on behalf of the Board of Directors of Tribune.

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                                          The Board of Directors recommends a vote FOR proposal 1.
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
1.  Proposal to approve, authorize and adopt the merger agreement (the "Merger Agreement"), dated as of March 13, 2000, between
    Tribune and The Times Mirror Company ("Times Mirror").

Approval of the Merger Agreement includes approval of the merger of Times Mirror with and into Tribune, the issuance of shares of
Tribune common stock in the merger, and the amendment to Tribune's restated certificate of incorporation to increase the authorized number of shares of Tribune common stock and Tribune preferred stock and to permit amendment of certain provisions of Tribune's bylaws only by the vote of all of the holders of the outstanding Tribune voting stock or all of the members of the Tribune board of directors, all as more fully described in the proxy statement/prospectus.

                             FOR                              AGAINST                         ABSTAIN
                             [ ]                                [ ]                             [ ]

2.  By returning this voting instruction card you are conferring upon management the authority to vote upon such other business as may properly come before the Tribune Special Meeting or any postponements or adjournments thereof.
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

 Please sign exactly as your name appears herein. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, the official or representative capacity.


                                   _____________________________________________

                                   _____________________________________________
                                   SIGNATURE(S)                            DATE



FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR COMPLETED VOTING INSTRUCTION CARD
                                    BY MAIL

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                                    TRIBUNE

 Dear Benefit Plan Participant:

 We encourage you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your voting instruction card. You will need your voting instruction card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

 The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week prior to June 8, 2000.

 To Vote By Telephone:
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 Using a touch-tone phone call toll-free:  1-877-PRX-VOTE (1-877-779-8683)

 To Vote By Internet:
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 Log on to the Internet and go to the website:  http://www.eproxyvote.com/trb
 Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES.
                            YOUR VOTE IS IMPORTANT!

 DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.